Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned, being a director, officer or both, of UFP TECHNOLOGIES, INC. a Delaware corporation (hereinafter the “Corporation”), does hereby constitute and appoint, R. JEFFREY BAILLY, RONALD J. LATAILLE, OWEN B. LYNCH and PATRICK J. KINNEY, JR., with full power to each of them to act alone, as the true and lawful attorneys and agents of the undersigned, with full power of substitution and resubstitution to each of said attorneys, to execute, file or deliver any and all instruments and to do any and all acts and things which said attorneys and agents, or any of them, deem advisable to enable them to comply with the Securities Act of 1933, as amended, (the “Securities Act”) and any requirements of the Securities and Exchange Commission in respect thereof, in connection with the registration under said Securities Act of shares of common stock of the Corporation which may be offered or delivered to participants in the UFP Technologies, Inc. 1993 Employee Stock Option Plan, the 2009 Non-Employee Director Stock Incentive Plan or the 2003 Incentive Plan or any one or more of the foregoing (referred to collectively as the “Plans”) including specifically, but without limitation of the general authority hereby granted, the power of authority to sign his or her name as director or officer, or both, of the Corporation, as indicated below opposite his or her signature:

(i)

to the registration statements on Form S-8, or any amendments, post-effective amendments, deregistrations or papers supplemental thereto, to be filed in respect of said shares of common stock of the Corporation and to the prospectuses or any amendments, supplements or revisions thereof, to be filed with said registration statements on Form S-8 or with any amendments or post-effective amendments to said registration statements on Form S-8;

(ii)

to any amendments or post-effective amendments or deregistrations as shall be necessary or appropriate to any registration statements on Form S-8 heretofore filed under said Securities Act with respect to shares of common stock of the Corporation;

(iii)

to said prospectuses or any amendments, supplements or revisions thereof to be filed with any registration statements on Form S-8 (or with any amendments or post-effective amendments thereto) heretofore filed under said Securities Act with respect to shares of common stock of the Corporation; and each of the undersigned does hereby fully ratify and confirm all that said attorney and agents, or any of them, or the substitute of any of them, shall do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, each of the undersigned has subscribed these presents as of the date set forth opposite his respective name below.

Signature	Title	Date

/s/ R. Jeffrey Bailly	President, Chief Executive Officer,	June 8, 2011
R. Jeffrey Bailly	Director (principal executive officer)

/s/ Ronald J. Lataille	Vice President, Chief Financial Officer	June 8, 2011
Ronald J. Lataille	(principal financial and accounting officer)

/s/ Kenneth L. Gestal	Director	June 8, 2011
Kenneth L. Gestal

/s/ David Gould	Director	June 8, 2011
David Gould

/s/ Marc Kozin	Director	June 8, 2011
Marc Kozin

/s/ Thomas Oberdorf	Director	June 8, 2011
Thomas Oberdorf

/s/ Robert W. Pierce	Director	June 8, 2011
Robert W. Pierce

/s/ David K. Stevenson	Director	June 8, 2011
David K. Stevenson